EXHIBIT 31.2

CERTIFICATIONS

I, Jose Gordo, certify that:

1. I have reviewed this annual report on Form 10-K/A of magicJack VocalTec Ltd.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By: /s/ Jose Gordo Jose Gordo Chief Financial Officer (Principal Financial Officer)

Date: April 29, 2016